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                                                                     EXHIBIT 23




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated June 26, 1998 on the Santa Fe Pacific Gold Corporation Retirement and Savings Plan, included in this Form 11-K for the year ended December 31, 1997.



                                                  /s/ Arthur Andersen LLP


Denver, Colorado,
     June 29, 1998.